                                                                    Exhibit 99.1

COMPANY CONTACTS:

Kenneth Traub
President and CEO
Tel. (914) 593-0809
KTRAUB@ABNH.COM


Alan Goldstein
Vice President and CFO
Tel. (914) 593-0844
AGOLDSTEIN@ABNH.COM


                     AMERICAN BANK NOTE HOLOGRAPHICS REPORTS
                        SECOND QUARTER FINANCIAL RESULTS

Elmsford, NY - August 11, 2003 - American Bank Note Holographics, Inc. ("ABNH") (OTC Bulletin Board: ABHH) a world leader in the origination, production and marketing of holograms for security applications, today announced financial results for the second quarter and six months ended June 30, 2003.

         Net income for the second quarter of 2003 was $0.1 million, or $0.01 per share, which is comparable to net income of $0.1 million, or $0.01 per share for the second quarter of 2002. Net income for the first six months of 2003 was $0.3 million, or $0.02 per share, compared with net income of $0.2 million, or $0.01 per share for the first six months of 2002.

         Sales for the second quarter of 2003 were $4.3 million, compared with $4.8 million for the second quarter of 2002. Sales for the first six months of 2003 were $8.8 million, compared with $9.5 million for the first six months of 2002. The results for the first six months of 2003 were impacted by a significant temporary decline in orders from MasterCard. Sales to MasterCard in the first six months of 2003 were $1.9 million less than the comparable period of 2002. Sales to all customers other than MasterCard increased from $6.0 million in the first six months of 2002 to $7.2 million in the first six months of 2003. Also, as previously reported, royalty income which was $0.2 million and $0.3 million in the three and six month periods ended June 30, 2002, respectively, did not recur due to the expiration of certain royalty bearing international patents.

                                     (more)
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ABNH REPORTS SECOND QUARTER FINANCIAL RESULTS/2

         Kenneth H. Traub, president and CEO of ABNH, commented, "Sales have been relatively slow so far this year, due primarily to a temporary decline in orders from MasterCard. We are encouraged that the cost controls and sales focus that we have implemented have enabled us to maintain profitability even in a slow period. We anticipate that sales to MasterCard will be higher in the second half of 2003 than they were in the first half. We also remain confident that the security solutions that we are marketing will gain increased acceptance in the transaction card, ID card, pharmaceutical and secure document markets."


ABOUT AMERICAN BANK NOTE HOLOGRAPHICS, INC.

American Bank Note Holographics is a world leader in the origination, production, and marketing of holograms. The Company's products are used primarily for security applications such as counterfeiting protection and authentication of transaction cards, identification cards, documents of value, consumer and industrial products as well as for packaging and design applications. ABNH is headquartered in Elmsford, NY. For more information, visit www.abnh.com

                                      # # #


ABNH FORWARD-LOOKING STATEMENT

This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

This release and prior releases are available on the ABNH Web site at www.abnh.com


                          -Financial Tables to Follow-
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ABNH REPORTS SECOND QUARTER FINANCIAL RESULTS/3

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
CONDENSED BALANCE SHEETS
(In thousands, except share data)



                                                                     June 30,     December 31,
                                                                      2003           2002
                                                                    --------      ------------
                                                                   (Unaudited)
                                ASSETS
Current Assets:
   Cash and cash equivalents ....................................    $  9,411     $  8,659
   Accounts receivable, net of allowance for
      doubtful accounts of $210 .................................       3,395        3,661
   Inventories ..................................................       2,558        2,541
   Deferred income taxes ........................................       1,247        1,347
   Prepaid expenses .............................................         140          396
   Other ........................................................         274          345
                                                                     --------     --------
      Total current assets ......................................      17,025       16,949
Machinery, equipment and leasehold improvements,
   net of accumulated depreciation and amortization
   of $8,865 and $8,505 .........................................       2,608        2,782
Other assets ....................................................         218          399
                                                                     --------     --------

Total Assets ....................................................    $ 19,851     $ 20,130
                                                                     ========     ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable .............................................    $    357     $    966
   Accrued expenses .............................................       1,630        1,803
   Customer advances ............................................         103           89
                                                                     --------     --------
      Total current liabilities .................................       2,090        2,858
Deferred income taxes ...........................................         980          830
                                                                     --------     --------
      Total liabilities .........................................       3,070        3,688

Commitments and contingencies

Stockholders' Equity:
   Preferred stock, authorized 5,000,000 shares;
      no shares issued or outstanding ...........................        --           --
   Common stock, par value $.01 per share, authorized
      40,000,000 shares; issued and outstanding 18,483,720 shares         185          185
   Additional paid-in-capital ...................................      23,994       23,994
   Accumulated deficit ..........................................      (7,398)      (7,737)
                                                                     --------     --------
      Total Stockholders' Equity ................................      16,781       16,442
                                                                     --------     --------

Total Liabilities and Stockholders' Equity ......................    $ 19,851     $ 20,130
                                                                     ========     ========

ABNH REPORTS SECOND QUARTER FINANCIAL RESULTS/4

AMERICAN BANK NOTE HOLOGRAPHICS, INC.
CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)


                                           Three Months Ended   Six Months Ended
                                                June 30,            June 30,
                                            ----------------    ----------------
                                             2003      2002      2003      2002
                                            ------    ------    ------    ------
Revenue:
   Sales ...............................    $4,275    $4,836    $8,813    $9,456
   Royalty income ......................         3       215        47       330
                                            ------    ------    ------    ------
                                             4,278     5,051     8,860     9,786
Costs and expenses:
   Cost of goods sold ..................     1,988     2,506     4,004     4,820
   Selling and administrative ..........     1,628     1,839     3,391     3,658
   Research and development ............       296       300       564       613
   Depreciation and amortization .......       184       197       363       392
                                            ------    ------    ------    ------
                                             4,096     4,842     8,322     9,483
                                            ------    ------    ------    ------

Operating income .......................       182       209       538       303

Interest income ........................        26        24        51        47
                                            ------    ------    ------    ------


Income before provision for income taxes       208       233       589       350
Provision for income taxes .............        88        99       250       149
                                            ------    ------    ------    ------

Net income .............................    $  120    $  134    $  339    $  201
                                            ======    ======    ======    ======

Net income per share:
   Basic and diluted ...................    $ 0.01    $ 0.01    $ 0.02    $ 0.01
                                            ======    ======    ======    ======